Exhibit 99.1

Arbutus Announces ARB-1467 Data Presentation at EASL

ARB-1467 Reduces Serum HBsAg in Both HBeAg Negative and HBeAg Positive Patients
Results of Biweekly Dosing from Cohort 4 Expected in 3Q17
Additional Study Starting in 2H17 to Evaluate Longer Term Dosing with Immune Modulatory Agents

VANCOUVER, British Columbia and WARMINSTER, Pa., April 22, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, presented results of the first three cohorts of a Phase II study of its RNAi agent, ARB-1467, at the European Association for the Study of the Liver (EASL) in Amsterdam, The Netherlands.

“We are very pleased to present updated Phase II results for ARB-1467 that show a consistent reduction in HBsAg in HBV patients regardless of HBeAg status with a favorable safety profile. We look forward to a 3Q17 announcement of the results of Cohort 4, which is evaluating five bi-weekly doses of ARB-1467 with extended monthly dosing out to one year for patients who meet predefined response criteria,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “Furthermore, we are planning to initiate a new study of ARB-1467 in 2H17 to evaluate longer dosing of ARB-1467 combined with immunomodulatory agent. We believe that this study could pave the way for Phase IIb studies while we continue to advance the rest of our pipeline to enable new treatment regimens for further improvement in clinical outcomes.”

The presentation is titled "A Phase 2a Study Evaluating the Multi-Dose Activity of ARB-1467 in HBeAg Positive and Negative Virally Suppressed Subjects with Hepatitis B", and a copy of the poster can be accessed by visiting the Investor section of www.arbutusbio.com and selecting ‘Events and Presentations.’

Cohort	ARB-1467 (mg/kg)	HBeAg	Single Dose HBsAg Reduction (log10 IU/mL)				Multiple Dose HBsAg Reduction (log10 IU/mL)
			N	Mean[a]	Mean Max[b]	Max[c]	N	Mean[a]	Mean Max[b]	Max[c]	>0.5 log[d]	>1.0 log[d]
1	0.2	Neg	6	-0.3	-0.4	-1.0	6	-0.6	-0.7	-1.3	5	1
2	0.4	Neg	6	-0.2	-0.3	-0.8	5[e]	-0.8	-0.9	-1.1	4	3
3	0.4	Pos	6	-0.2	-0.3	-0.6	6	-0.7	-0.8	-1.6	4	2
Placebo		All	6[f]	0.0	0.0	-0.1	6	0.0	-0.1	-0.1	0	0

a The mean serum HBsAg reduction is the nadir value of the arithmetic mean of all values observed at each time point.
b The mean maximum HBsAg reduction is the mean of each patient’s maximum reduction in serum HBsAg.
c Maximum HBsAg reduction is the best single reduction among all patients in a cohort.
d Number of patients reaching this threshold
e Multiple dose results in Cohort 2 exclude one patient that discounted at day 36 due to an acute hepatitis E virus (HEV) super-infection
f Placebo results are based on six subjects (two from each cohort).

ARB-1467 Phase 2 Trial Design
The Phase II trial is a multi-dose study in chronic HBV patients who are also receiving stable nucleot(s)ide analog therapy. The trial consists of four cohorts, the first three of which enrolled eight subjects each (six receiving three monthly doses of ARB-1467 and two receiving placebo) and the fourth is enrolling twelve patients (all of whom will receive 5 bi-weekly doses of ARB-1467). Cohorts 1, 2, and 4 include HBeAg- patients and Cohort 3 included HBeAg+ patients. The protocol for Cohort 4 allows for dosing to be extended to up to one year of ARB-1467 dosing for patients who meet predefined response criteria.

Next Steps for ARB-1467
In addition to the ongoing Phase 2 Cohort 4, Arbutus will initiate a new study in 2H17 to study longer term dosing of ARB-1467 in combination with nucleot(s)ide analog therapy as well as pegylated interferon or another immune modulator. This study will explore the possibility of driving HBsAg to very low, if not undetectable, levels with ARB-1467 along with an immune modulating mechanism. While this study may include pegylated interferon as the immune boosting component that could lead to later stage development, Arbutus also plans to evaluate other immunomodulatory approaches, such as its proprietary checkpoint inhibitor program, in future combination studies. Arbutus’ core protein/capsid inhibitor AB-423, which is being evaluated for monotherapy safety and activity in 2017, will be ready to be included in studies with RNAi and approved agents in 2018. ARB-1740, a next generation RNAi agent, is being evaluated in an ongoing multi-dosing study in HBV patients, the results of which will be announced in 2H17 to enable a potency comparison between ARB-1467 and ARB-1740.

About ARB-1467
Arbutus’ RNAi candidate ARB-1467 comprises three RNAi triggers that target all four HBV transcripts, and has been shown in preclinical studies to reduce all viral antigen levels as well as cccDNA and HBV DNA.  ARB-1467 utilizes Arbutus’ proprietary lipid nanoparticle (LNP) platform, a clinically validated delivery technology which has been tested in hundreds of patients.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about announcing multi-dosing results of the fourth cohort of the Phase II study of ARB-1467 in 3Q17; a the format of a new study of ARB-1467 in 2H17 to evaluate longer dosing of ARB-1467 combined with immunomodulatory agent, and potentially paving the way for Phase IIb studies; including Arbutus’ core protein/capsid inhibitor, AB-423, in studies with RNAi and approved agents in 2018; announcing the results of an ongoing multi-dosing study of ARB-1740 in HBV patients in 2H17; continuing to advance the rest of our pipeline to enable new treatment regimens for further improvement in clinical outcomes; and developing a portfolio of HBV assets to ultimately cure HBV through combination therapy.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858.717.2310
Email: david.schull@russopartnersllc.com